UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

June 16, 2011

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-1330	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 16, 2011, Capital One Financial Corporation, a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and among ING Groep N.V., ING Bank N.V., ING Direct N.V., ING Direct Bancorp (collectively, the “Sellers”) and the Company. Pursuant to the Purchase Agreement, the Company will acquire substantially all of the Sellers’ ING Direct business in the United States (the “Business”) in exchange for $6.2 billion in cash and 55,921,710 shares (the “Shares”) of common stock of the Company (the “Transaction”), subject to certain adjustments described in the Purchase Agreement, including a limitation on issuing in excess of 9.9% of the Company’s outstanding shares of common stock at the closing of the Transaction (the “Closing”), in which case cash will be substituted for such excess shares. The Company will effect the Transaction through the (i) acquisition of the equity interests of ING Bank, fsb, WS Realty, LLC and ING Direct Community Development LLC and (ii) the acquisition of certain assets and the assumption of certain liabilities of ING Direct Bancorp.

Consummation of the Transaction is subject to certain customary closing conditions, including (i) the receipt of required regulatory approvals without the imposition of a materially burdensome regulatory condition as described in the Purchase Agreement, (ii) the accuracy of the representations and warranties of the other parties, subject to certain materiality thresholds, (iii) material compliance by the other parties with their obligations under the Purchase Agreement, (iv) the absence of any injunction prohibiting completion of the Transaction, (v) the completion of the IABF Transactions (which are described below), (vi) the execution of certain ancillary agreements (including the Shareholders Agreement described below) and (vii) the receipt of a written determination from the Federal Reserve that the Sellers will not “control” the Company for purposes of the Bank Holding Company Act and the Savings and Loan Holding Company Act without the imposition of any conditions other than the Sellers’ entry into customary passivity commitments with the Federal Reserve.

The Sellers have agreed that, immediately prior to the Closing and subject to the satisfaction of the required regulatory approvals, the Sellers will effect a complete replacement of the Illiquid Assets Back-up Facility arrangements to which certain assets of the Business are currently subject involving the Sellers, their affiliates and the Dutch State (the “IABF”) on the balance sheet of the Business with cash in accordance with terms set forth in the Purchase Agreement and otherwise mutually agreed by the Sellers and the Company (the “IABF Transactions”), without any additional cost to the Company or any continuing obligations or covenants on its part or any of its affiliates (including the Business).

The Sellers and the Company also have each made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants with respect to (i) the conduct of their respective businesses during the interim period between the execution of the Purchase Agreement and the Closing and certain actions the parties will agree not to take during such interim period, (ii) limitations for two years following the Closing on the solicitation of the other parties’ employees, subject to customary exceptions, (iii) limitations for five years following the Closing on the Sellers’ operation of the business of accepting retail deposits, the online securities brokerage business or the mortgage or consumer lending business in the United States, subject to certain customary exceptions, (iv) limitations for five years following the Closing on the Company’s operation of the business of accepting retail deposits over the internet outside of the United States and the United Kingdom, subject to certain customary exceptions, and (v) the ownership and use by the Company and the Sellers of certain intellectual property following the Closing. The Sellers have made certain additional customary covenants, including not to solicit or initiate discussions, engage in negotiations or provide any non-public information concerning alternative business combination transactions with respect to the Business.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, as well as by information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made by the Company with the U.S. Securities and Exchange Commission, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement as agreed among the contracting parties, and not to provide investors with any other factual information regarding the parties or their respective businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The Purchase Agreement provides certain customary termination rights for both the Sellers and the Company and further provides that upon the termination of the Purchase Agreement under certain circumstances relating to a failure to receive certain requisite regulatory approvals in the United States, other than failures attributable to certain actions or issues related to the Sellers, the Company will be obligated to pay the Sellers a termination fee of $270 million.

The Purchase Agreement also contains customary indemnification rights for transactions of this type of each of the Sellers and the Company, including with respect to breaches of representations, warranties or covenants and certain other specified matters. Certain of the indemnification obligations of each party are subject to deductible amounts and caps and other limitations on liability.

Shareholders Agreement

At the Closing, the Company and one or more of the Sellers will enter into a Shareholders Agreement (the “Shareholders Agreement”), which will, among other things, grant the Sellers the right to designate one nominee to serve on the Company’s board of directors until the earlier of (i) the one-year anniversary of the Closing and (ii) the sale by the Sellers of more than 33% of the Shares. The Shareholders Agreement also restricts the Sellers from transferring any of the Shares until the later of (x) 90 days following the Closing and (y) 180 days following certain public offerings of common stock by the Company as described in the Shareholders Agreement, grants the Sellers certain customary registration rights to cover the resales of the Shares and grants the Company customary standstill protections.

A copy of the Purchase Agreement (which also contains a form of the Shareholders Agreement) is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and the Shareholders Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

2.1	Purchase and Sale Agreement, dated as of June 16, 2011, by and among Capital One Financial Corporation, ING Groep N.V., ING Bank N.V., ING Direct N.V. and ING Direct Bancorp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: June 22, 2011	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Purchase and Sale Agreement, dated as of June 16, 2011, by and among Capital One Financial Corporation, ING Groep N.V., ING Bank N.V., ING Direct N.V. and ING Direct Bancorp.

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